Exhibit 16.1

Your Vision Our Focus

May 23, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Ehave, Inc. relating to the event described in Ehave, Inc.’s Form 6-K dated May 17, 2023, and we agree with such statements as they pertain to our firm.

Respectfully,

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS